Exhibit 99.1
Reynolds Consumer Products Reports
First Quarter 2026 Financial Results
Net Revenues Increased 7% with Retail Volumes Up 2%
Growth and Operational Efficiencies Drove Over 20% EPS Growth
Reiterating Full Year 2026 Earnings Outlook
LAKE FOREST, Ill., May 6, 2026 – (BUSINESSWIRE) – Reynolds Consumer Products Inc. (the “Company”) (Nasdaq: REYN) today reported financial results for the first quarter ended March 31, 2026.

“We delivered a very strong start to the year, executing with discipline and consistency across the entire organization and achieved results that exceeded our expectations in the first quarter,” said Scott Huckins, President and Chief Executive Officer. “Our teams continued to perform at a high level in a volatile macroeconomic environment, driving broad‑based commercial momentum and strong operational execution. While the environment remains uncertain, we are encouraged by our progress and the resiliency of our business, and we are reiterating our 2026 earnings outlook.”
First Quarter 2026 Highlights
•Net Revenues of $877 million compared to $818 million in Q1 2025
◦Retail Net Revenues of $804 million compared to $767 million in Q1 2025
◦Retail volumes increased 2%; excluding foam Retail volumes increased 4%
◦Non-Retail Net Revenues1 of $73 million compared to $51 million in Q1 2025
•Net Income of $59 million compared to $31 million in Q1 2025, and Adjusted Net Income of $59 million compared to $49 million in Q1 2025
•Adjusted EBITDA of $131 million compared to $117 million in Q1 2025
•Earnings Per Share increased 87% to $0.28 compared to $0.15 in Q1 2025, and Adjusted Earnings Per Share increased 22% to $0.28 vs. $0.23 in Q1 2025
Net Income increased 90% to $59 million from $31 million in Q1 2025 and Adjusted Net Income increased $10 million compared to Adjusted Net Income of $49 million for the first quarter of 2025. Adjusted EBITDA increased $14 million to $131 million compared to the prior year period, driven primarily by higher retail volumes and manufacturing efficiency gains.

__________________________________________________
1Non-Retail Revenues consist of aluminum sales made to food service and industrial customers.

First Quarter Key Business Segment Results

Effective January 1, the Company realigned its former Hefty Waste & Storage and Presto Products operating segments to enhance efficiency, sharpen its innovation focus, and better support future expansion into adjacent categories. Waste bags were consolidated into the new Hefty Waste & Clean-Up segment, while food bags and storage products were combined into the new Hefty Storage & Organization segment. Additionally, the Reynolds Cooking & Baking segment was renamed Reynolds Cooking & Kitchen Essentials, and the Tableware segment became Hefty Home & Tableware. These changes did not impact previously reported consolidated results.

First quarter results are presented under the new segment structure, with prior-period disclosures recast for comparability against Q1 2025. Prior periods will be similarly recast in each quarterly update during 2026.

Reynolds Cooking & Kitchen Essentials
•Net Revenues increased $55 million to $314 million, reflecting increases in both Retail and Non-retail Revenues, benefitting from strong seasonal promotions, and including 15 points of pricing to offset commodity cost increases.
•Retail volumes increased 6%, driven by significant share increases across Reynolds Wrap® and Reynolds Kitchen® parchment.
•Adjusted EBITDA increased $6 million to $44 million, primarily driven by retail volume growth.

Hefty® Waste & Clean-Up
•Net Revenues decreased $2 million to $224 million.
•Retail volumes decreased 1%, reflecting higher competitive activity with no change in pricing.
•Adjusted EBITDA remained at $62 million with lower revenues offset by improved operational performance.

Hefty® Home & Tableware
•Net Revenues increased $1 million to $180 million, reflecting strong performance in Hefty® Party Cups.
•Retail volumes decreased 3%, primarily driven by foam which was an 8 point headwind.
•Adjusted EBITDA increased $11 million to $28 million, driven by better alignment of pricing and input costs and improved supply chain efficiency.

Hefty® Storage & Organization
•Net Revenues increased $6 million to $159 million, reflecting stronger volumes.
•Retail volumes increased 6%, driven by strong performance of Hefty® and store brand food bags.
•Adjusted EBITDA increased $6 million to $27 million, driven by volume growth and operational performance.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents were $71 million at March 31, 2026 and debt was $1,530 million, resulting in Net Debt of $1,459 million. Net Debt to Trailing Twelve Months Adjusted EBITDA1 was 2.1x on March 31, 2026 and at the lower end of the Company’s target leverage range.

During the three months ended March 31, 2026, we made a voluntary principal repayment of $50 million.

“Building on the momentum we generated in 2025, we entered 2026 with solid financial performance driven by effective execution across growth, cost management, and operational initiatives,” said Nathan Lowe, Chief Financial Officer. “The progress we are making strengthens our confidence in our ability to navigate an uncertain macro backdrop while advancing and investing in initiatives that support both near‑term performance and long‑term value creation.”

1Net Debt is defined as current portion of long-term debt plus long-term debt less cash and cash equivalents. Net Debt Leverage is defined as Net Debt divided by Trailing Twelve Months Adjusted EBITDA. See “Use of Non-GAAP Financial Measures” for additional information.

Full Year 2026 and Second Quarter Outlook

The Company is reiterating its full year 2026 outlook and continues to expect Net Revenues in the range of -3% to +1%, compared to 2025 Net Revenues of $3,721 million. Net Income and Adjusted Net Income are expected to be $331 million to $343 million, full-year EPS and Adjusted EPS to be $1.57 to $1.63, and full-year Adjusted EBITDA to be $660 million and $675 million.

Second quarter 2026 Net Revenues are expected to be -2% to +1% compared to second quarter 2025 Net Revenues of $938 million. Net Income and Adjusted Net Income are expected to be $83 million to $91 million in the second quarter, with EPS and Adjusted EPS expected to be $0.39 to $0.43. The Company expects second quarter Adjusted EBITDA to be $165 million to $175 million.

Quarterly Dividend
The Company’s Board of Directors has approved a quarterly dividend of $0.23 per common share. The Company expects to pay this dividend on May 29, 2026, to shareholders of record as of May 15, 2026.

Earnings Webcast
The Company will host a live webcast this morning at 7:00 a.m. CT (8:00 a.m. ET). A link to the webcast and all related earnings materials will be available on the Company’s Investor Relations website at
https://investors.reynoldsconsumerproducts.com.
About Reynolds Consumer Products Inc.
Reynolds Consumer Products is a leading provider of household essentials designed to simplify daily life, so consumers can enjoy what matters most. Found in 95% of U.S. homes, the Company offers trusted solutions for cooking, serving, clean-up, and storage. Its portfolio features iconic brands like Reynolds® and Hefty®, along with store brand products tailored to retail partners. Reynolds holds the No. 1 or No. 2 market share in most of the categories it serves. Learn more at: investors.reynoldsconsumerproducts.com
Forward Looking Statements

This press release contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our priorities to realize benefits from past initiatives and invest in future growth, and our expectations for sustainable earnings growth and long-term shareholder value, and our anticipated Net Revenue, Net Income, Adjusted Net Income, EPS, Adjusted EPS and Adjusted EBITDA for second quarter and fiscal year 2026 guidance. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “estimate,” “expect,” “will,” “should,” “may,” “might,” “intends,” “outlook,” “forecast”, “position,” “committed,” “plans,” “predicts,” “model,” “assumes,” “confident,” “look forward,” “potential,” “on track,” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth and profitability, management of costs and other disruptions and other strategies, the impact of the imposition of tariffs, and anticipated trends in our business, including expected levels of commodity costs and volume. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q.

For additional information on these and other factors that could cause our actual results to materially differ from those set forth herein, please see our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

REYN-F

Investor Contact
Jill Koval
Jill.Koval@ReynoldsBrands.com
(203) 832-4449

Reynolds Consumer Products Inc.
Consolidated Statements of Income
(amounts in millions, except for per share data)

	For the Three Months Ended
	March 31,
	2026	2025
Net revenues	$877	$801
Related party net revenues	—	17
Total net revenues	877	818
Cost of sales	(670)	(629)
Gross profit	207	189
Selling, general and administrative expenses	(109)	(104)
Other expense, net	—	(9)
Income from operations	98	76
Interest expense, net	(21)	(21)
Debt refinancing expense	—	(13)
Income before income taxes	77	42
Income tax expense	(18)	(11)
Net income	$59	$31

Earnings per share:
Basic	$0.28	$0.15
Diluted	$0.28	$0.15

Weighted average shares outstanding:
Basic	210.6	210.3
Diluted	211.8	210.3

Reynolds Consumer Products Inc.
Consolidated Balance Sheets
(amounts in millions, except for per share data)

	(Unaudited)
	As of March 31, 2026	As of December 31, 2025
Assets
Cash and cash equivalents	$71	$147
Accounts receivable (net of allowance for doubtful accounts of $1 and $2)	368	355
Other receivables	9	10
Inventories	637	584
Other current assets	20	20
Total current assets	1,105	1,116
Property, plant and equipment (net of accumulated depreciation of $1,059 and $1,034)	838	823
Operating lease right-of-use assets, net	96	98
Goodwill	1,895	1,895
Intangible assets, net	937	943
Other assets	59	61
Total assets	$4,930	$4,936
Liabilities
Accounts payable	$418	$387
Current operating lease liabilities	25	23
Income taxes payable	30	14
Accrued and other current liabilities	143	153
Total current liabilities	616	577
Long-term debt	1,530	1,580
Long-term operating lease liabilities	78	81
Deferred income taxes	352	350
Long-term postretirement benefit obligation	13	13
Other liabilities	76	82
Total liabilities	$2,665	$2,683
Stockholders’ equity
Common stock, $0.001 par value; 2,000 shares authorized; 210.7 shares issued and outstanding	—	—
Additional paid-in capital	1,430	1,431
Accumulated other comprehensive income	22	20
Retained earnings	813	802
Total stockholders’ equity	2,265	2,253
Total liabilities and stockholders’ equity	$4,930	$4,936

Reynolds Consumer Products Inc.
Consolidated Statements of Cash Flows
(amounts in millions)

	Three Months Ended March 31,
	2026	2025
Cash provided by operating activities
Net income	$59	$31
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	33	32
Deferred income taxes	—	(8)
Stock compensation expense	4	6
Change in assets and liabilities:
Accounts receivable, net	(13)	27
Other receivables	2	(2)
Related party receivables	—	(1)
Inventories	(53)	(66)
Accounts payable	34	50
Related party payables	—	(9)
Income taxes payable / receivable	16	17
Accrued and other current liabilities	(10)	(30)
Other assets and liabilities	(1)	9
Net cash provided by operating activities	71	56
Cash used in investing activities
Acquisition of property, plant and equipment	(44)	(39)
Net cash used in investing activities	(44)	(39)
Cash used in financing activities
Repayment of long-term debt	(50)	(50)
Dividends paid	(48)	(48)
Proceeds from term loan refinancing	—	743
Repayments of existing term loan	—	(743)
Other financing activities	(5)	2
Net cash used in financing activities	(103)	(96)
Net decrease in cash and cash equivalents	(76)	(79)
Cash and cash equivalents at beginning of period	147	137
Cash and cash equivalents at end of period	$71	$58

Cash paid:
Interest - long-term debt, net of interest rate swaps	20	21
Income taxes	1	1

Reynolds Consumer Products Inc.
Segment Results
(amounts in millions)

	Reynolds Cooking & Kitchen Essentials	Hefty Waste & Clean-Up	Hefty Home & Tableware	Hefty Storage & Organization	Unallocated(1)	Total
Revenues
Three Months Ended March 31, 2026	$314	$224	$180	$159	$—	$877
Three Months Ended March 31, 2025(2)	259	226	179	153	1	818
Adjusted EBITDA
Three Months Ended March 31, 2026	$44	$62	$28	$27	$(30)	$131
Three Months Ended March 31, 2025(2)	38	62	17	21	(21)	117
(1)The unallocated net revenues include other revenue adjustments. The unallocated Adjusted EBITDA represents the combination of corporate expenses which are not allocated to our segments and other unallocated revenue adjustments.
(2)During the three months ended March 31, 2026, the Company realigned two business segments and renamed all segments to better align with strategic objectives. All prior period segment disclosures have been recast to reflect this realignment. This realignment had no effect on our previously reported consolidated results of operations.

Components of Change in Net Revenues for the Three Months Ended March 31, 2026 vs. the Three Months Ended March 31, 2025

	Price	Volume/Mix		Total
		Retail	Non-Retail
Reynolds Cooking & Kitchen Essentials	15%	6%	—%	21%
Hefty Waste & Clean-Up	—%	(1)%	—%	(1)%
Hefty Home & Tableware	4%	(3)%	—%	1%
Hefty Storage & Organization	(2)%	6%	—%	4%
Total RCP	5%	2%	—%	7%

Use of Non-GAAP Financial Measures
We use non-GAAP financial measures “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Earnings Per Share,” “Net Debt,” and “Net Debt to Trailing Twelve Months Adjusted EBITDA” in evaluating our past results and future prospects. We define Adjusted EBITDA as net income calculated in accordance with GAAP, plus the sum of income tax expense, net interest expense, debt refinancing expense, depreciation and amortization, costs to execute strategic initiatives and CEO transition costs. We define Adjusted Net Income and Adjusted Earnings Per Share (“Adjusted EPS”) as Net Income and Earnings Per Share (“EPS”) calculated in accordance with GAAP, plus the after-tax impact of debt refinancing expense, costs to execute strategic initiatives and CEO transition costs. We define Net Debt as the current portion of long-term debt plus long-term debt less cash and cash equivalents. We define Net Debt to Trailing Twelve Months Adjusted EBITDA as Net Debt (as defined above) as of the end of the period to Adjusted EBITDA (as defined above) for the period.
We present Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions. In addition, our chief operating decision maker uses Adjusted EBITDA of each reportable segment to evaluate the operating performance of such segments. We use Adjusted Net Income and Adjusted EPS as supplemental measures to evaluate our business’ performance in a way that also considers our ability to generate profit without the impact of certain items. We use Net Debt as we believe it is a more representative measure of our liquidity. We use Net Debt to Trailing Twelve Months Adjusted EBITDA because it reflects our ability to service our debt obligations. Accordingly, we believe presenting these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP financial measures presented by other companies.

Guidance for fiscal year and second quarter 2026, where adjusted, is provided on a non-GAAP basis. Please see reconciliations of non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

Reynolds Consumer Products Inc.
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2026	2025
	(in millions)
Net income – GAAP	$59	$31
Income tax expense	18	11
Interest expense, net	21	21
Debt refinancing expense(1)	—	13
Depreciation and amortization	33	32
Costs to execute strategic initiatives(2)	—	5
CEO transition costs(3)	—	4
Adjusted EBITDA (Non-GAAP)	$131	$117
(1)    Reflects the expense recorded related to our March 2025 Term Loan Facility refinancing.
(2)    Reflects costs related to the execution of cost savings and revenue growth strategic initiatives.
(3)    Reflects compensation and other costs related to the CEO transition effective January 1, 2025.
Reynolds Consumer Products Inc.
Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
(in millions, except for per share data)	Net Income	Diluted Shares	Diluted EPS	Net Income	Diluted Shares	Diluted EPS
As Reported - GAAP	$59	211.8	$0.28	$31	210.3	$0.15
Adjustments:
Debt refinancing expense(1)	—	211.8	—	10	210.3	0.05
Costs to execute strategic initiatives(1)	—	211.8	—	4	210.3	0.02
CEO transition costs(1)	—	211.8	—	4	210.3	0.02
Adjusted (Non-GAAP)	$59	211.8	$0.28	$49	210.3	$0.23

(1)    Amounts are after tax, calculated based on the applicable tax treatment of each adjustment, using a normalized effective tax rate of 23.9% for deductible items and 0% for non-deductible items.
Reynolds Consumer Products Inc.
Reconciliation of Trailing Twelve Months Net Income to Trailing Twelve Months Adjusted EBITDA
(amounts in millions)

	Twelve Months Ended March 31, 2026	Twelve Months Ended December 31, 2025
Net income – GAAP	$329	$301
Income tax expense	99	92
Interest expense, net	87	86
Debt refinancing expense	—	13
Depreciation and amortization	135	135
Costs to execute strategic initiatives	20	25
CEO transition costs	12	15
Adjusted EBITDA (Non-GAAP)	$682	$667

Reynolds Consumer Products Inc.
Reconciliation of Total Debt to Net Debt and Calculation of Net Debt to Trailing Twelve Months Adjusted EBITDA
(amounts in millions, except for Net Debt to Trailing Twelve Months Adjusted EBITDA)

As of March 31, 2026
Long-term debt	1,530
Total debt	1,530
Cash and cash equivalents	(71)
Net debt (Non-GAAP)	$1,459
For the twelve months ended March 31, 2026
Adjusted EBITDA (Non-GAAP)	$682

Net Debt to Trailing Twelve Months Adjusted EBITDA	2.1x

As of December 31, 2025
Long-term debt	1,580
Total debt	1,580
Cash and cash equivalents	(147)
Net debt (Non-GAAP)	$1,433
For the twelve months ended December 31, 2025
Adjusted EBITDA (Non-GAAP)	$667

Net Debt to Trailing Twelve Months Adjusted EBITDA	2.1x
Reynolds Consumer Products Inc.
Reconciliation of Q2 2026 and FY2026 Net Income Guidance to Adjusted EBITDA Guidance
(amounts in millions)

	Three Months Ended June 30, 2026		Year Ended December 31, 2026
	Low	High	Low	High
Net income (GAAP)	$83	$91	$331	$343
Income tax expense	28	30	108	111
Interest expense, net	21	21	86	86
Depreciation and amortization	33	33	135	135
Adjusted EBITDA	$165	$175	$660	$675